                                                         NEWS RELEASE

CONTACT:
CONMED Corporation
Robert Shallish
Chief Financial Officer
315-624-3206

Financial Dynamics
Julie Huang/Theresa Kelleher
212-850-5600

FOR RELEASE: 7:00 AM (Eastern) February 9, 2006

CONMED Corporation Announces Fourth Quarter and Full Year 2005 Results

Utica, New York, February 9, 2006 ----- CONMED Corporation (Nasdaq: CNMD) today announced financial results for the fourth quarter and twelve months ended December 31, 2005. Sales for the 2005 fourth quarter were $153.2 million compared to $161.2 million in the fourth quarter of 2004. Net income equaled $2.8 million, or $0.10 per diluted share for the quarter, compared to $7.4 million, or $0.25 per diluted share in the fourth quarter of 2004, based on a weighted average share count of 29.4 million for the quarter ended December 31, 2005. Total sales for the twelve months ended December 31, 2005 grew 10.5% to $617.3 million compared to $558.4 million in 2004. The Endoscopic Technologies product line acquired from C.R. Bard in September 2004 contributed $44.4 million to revenue in the first nine months of 2005 prior to its anniversary in September 2005. Net income for the year was $32.0 million, or $1.08 per diluted share, compared to $33.5 million, $1.11 per diluted share in 2004, based on a weighted average share count of 29.7 million for the 2005.

Excluding transition charges related to an acquisition and other unusual charges (see attached reconciliation for additional information), non-GAAP net income for 2005 was $41.8 million, or $1.41 per non-GAAP diluted share, compared to 2004 non-GAAP net income of $50.5 million, or $1.68 per non-GAAP diluted share. Fourth quarter non-GAAP net income was $5.3 million, or $0.18 per non-GAAP diluted share, compared to fourth quarter 2004 non-GAAP net income of $14.7 million, or $0.49 per non-GAAP diluted share.

Mr. Joseph J. Corasanti, President and Chief Operating Officer, noted, “As we previously announced, the Company’s revenues in the fourth quarter were impacted by several market factors including, we believe, lower than anticipated surgical procedures, extended capital equipment purchasing decision timelines in certain markets, and foreign currency translation. Further, our profits during the second half of 2005 were impacted by higher raw material costs related to petroleum based plastic, higher transportation charges, legal fees related to litigation against a competitor, and costs associated with scrap and rework regarding packaging integrity on certain products of our Powered Surgical Instrument line.”

CONMED News Release Continued	Page 2 of 9	February 9, 2006

“Most importantly, CONMED has taken action to address these market challenges. As previously announced, in relation to our manufacturing expansion, we are actively working to increase our investment in research and development as well as quality management for enhanced customer satisfaction and regulatory compliance. These initiatives added $7 million to the Company’s annual cost base and we believe these changes will over the long run ultimately result in improved product design and customer appreciation of our medical devices,” said Mr. Corasanti.

During 2005, the Company repurchased $45 million of its common stock with funds provided from operations and from proceeds of stock issued under employee plans. The Company’s debt to total book capitalization ratio at December 31, 2005 was 40.4%, a slight increase from 39.7% at December 31, 2004 due to the $9.0 million reduction in the accounts receivable securitization program and the resultant increase in long-term debt.

Sales outside the United States continued at a rapid pace in 2005 growing 17.4% overall, 12.0% excluding the effects of the Endoscopic Technologies acquisition, and 10.2% on a constant currency basis. In the fourth quarter of 2005, international sales grew 3.3%, reported, and 5.3% in constant currency due to the strengthening of the U.S. dollar in the last three months of the year.

While the second half of 2005 had softer sales than the first half of the year, the Company’s business showed overall sales improvement in the year. Arthroscopy product growth of 3.2% year over year was led by its single- use sports medicine repair products. Powered Surgical Instruments grew 2.6% as a result of the effects of the new small bone handpiece, PowerPro Max™, introduced to the market in early 2005. Electrosurgery’s growth of 3.0% year over year was primarily due to a 16% improvement in sales of generators as the line continues to grow its market share. Endosurgery’s growth of 6.8% was due to a 22% increase in sales outside the U.S. while domestic sales remain flat due to, we believe, the illegal marketing practices of a competitor. In Patient Care, the improved sales of the pulse oximetry line were offset by reductions in the ECG electrode line as a result of the loss of a GPO contract for electrodes. The Endoscopic Technologies business, acquired on September 30, 2004 generally met the Company’s expectations, although pricing pressures in the second half of 2005 inhibited the line’s growth.

Following is a summary of the Company’s sales by product line for the three months and year ended December, 2005 (in millions):

	Three Months Ended			Year Ended
	December		Growth	December		Growth
	2004	2005		2004	2005
Arthroscopy	$54.8	$52.4	-4.4%	$204.9	$211.4	3.2%
Powered Surgical Instruments	33.5	32.1	-4.2%	128.6	132.0	2.6%
Electrosurgery	23.9	22.6	-5.4%	85.9	88.5	3.0%
Endosurgery	12.5	12.5	0.0%	47.4	50.6	6.8%
Patient Care	20.8	19.1	-8.2%	75.9	75.9	0.0%
	145.5	138.7	-4.7%	542.7	558.4	2.9%

Endoscopic Technologies	15.7	14.5	-7.6%	15.7	58.9
	$161.2	$153.2	-5.0%	$558.4	$617.3	10.5%

CONMED News Release Continued	Page 3 of 9	February 9, 2006

Outlook

In 2006, CONMED believes that a number of factors will have a positive impact on the Company’s sales growth rate, including the anticipated new product pipeline and the return to normal elective procedure rates. With these underlying factors, the Company expects to achieve top-line organic growth of approximately 5% in 2006, an improvement from the 2% organic growth in 2005. The Company expects continued higher levels of raw material costs, unfavorable foreign exchange when compared to 2005, and higher costs related to product quality management and legal matters will impact the full year of 2006 causing operating profit margins to decline approximately $12 million compared to 2005 amounts.

The Company believes that non-GAAP diluted earnings per share in 2006 will approximate $1.00 - $1.05. GAAP diluted earnings per share is anticipated to be $0.88 - $0.93 per share in 2006 and reflects charges for previously disclosed higher costs of products for the Endoscopic Technology line while the Company completes the transition to self-manufacturing of this line, product recall costs and surgical light replacement costs. In addition, the Company will adopt FAS123R for stock option expensing in 2006 which is expected to reduce the above earnings per share estimates by $.10 - $.15.

Mr. Corasanti concluded, ”With 2005 behind us, 2006 forecasts to be a rebuilding year. We believe that the business is poised for continued long-term growth, our product franchise remains top-notch, and our management and employees are dedicated to improvement. Looking beyond 2006, we expect our operating margin in 2007 will improve to approximately 14% as a percentage of sales due to revenue growth leveraging the Company’s cost base as well as implementation of profit improvement actions.”

The Company anticipates that the second half of 2006 should show greater improvement over the first half of 2006 when compared to respective 2005 amounts as profit improvement programs continue to be implemented. Further, comparison to 2005 amounts will be more favorable in the second half of the 2006 year due to the relative softness of the last six months of 2005. For the first quarter of 2006, the Company expects revenues in the range of $153 - $158 million and diluted earnings per share on a non-GAAP basis of $0.18 - $0.22.

CONMED Profile

CONMED is a medical technology company with an emphasis on surgical devices and equipment for minimally invasive procedures and monitoring. The Company’s products serve the clinical areas of arthroscopy, powered surgical instruments, electrosurgery, cardiac monitoring disposables, endosurgery and endoscopic technologies. They are used by surgeons and physicians in a variety of specialties including orthopedics, general surgery, gynecology, neurosurgery, and gastroenterology. Headquartered in Utica, New York, the Company’s 3,100 employees distribute its products worldwide from eleven manufacturing locations.

Forward Looking Information

This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The forward-looking statements in this press release involve risks and uncertainties which could cause actual results, performance or trends, including the above mentioned anticipated revenues and earnings, to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the failure of any one or more of the assumptions stated above, to prove to be correct; (ii) the risks relating to forward-looking statements discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004; (iii) cyclical purchasing patterns from customers, end-users and dealers; (iv) timely release of new products, and acceptance of such new products by the market; (v) the introduction of new products by competitors and other competitive responses; (vi) the possibility that any acquisition (and its integration) or other transaction may require the Company to reconsider its financial assumptions and goals/targets; (vii) increasing costs for raw material, transportation, or litigation; and/or (viii) the Company’s ability to devise and execute strategies to respond to market conditions.

CONMED News Release Continued	Page 4 of 9	February 9, 2006

CONMED CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(in thousands except per share amounts)
(unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2004	2005	2004	2005
Net sales	$161,223	$153,200	$558,388	$617,305

Cost of sales	76,462	76,862	267,067	296,438
Cost of sales, nonrecurring-Note A	4,429	1,870	4,429	7,846

Gross profit	80,332	74,468	286,892	313,021

Selling and administrative	54,262	57,945	183,183	216,685
Research and development	5,924	6,836	20,205	25,469
Write-off of purchased in-process
research and development assets - Note B	2,700	-	16,400	-
Other expense - Note C	3,076	1,864	3,943	7,119

	65,962	66,645	223,731	249,273

Income from operations	14,370	7,823	63,161	63,748

Loss on early extinguishment
of debt - Note D	825	-	825	-

Interest expense - Note E	3,721	4,214	12,774	15,578

Income before income taxes	9,824	3,609	49,562	48,170

Provision for income taxes	2,389	802	16,097	16,176

Net income	$7,435	$2,807	$33,465	$31,994

Per share data:

Net Income
Basic	$.25	$.10	$1.13	$1.09
Diluted	.25	.10	1.11	1.08

Weighted average common shares
Basic	29,234	29,127	29,523	29,300
Diluted	29,900	29,407	30,105	29,737

CONMED News Release Continued	Page 5 of 9	February 9, 2006

Note A - Included in cost of sales in the three and twelve months ended December 31, 2004 are $4.4 million in acquisition related costs. Included in cost of sales in the three and twelve months ended December 31, 2005 are $1.9 million and $7.8 million, respectively, in acquisition related costs.

Note B - During the three and twelve months ended December 31, 2004, we wrote off the tax-deductible purchased in-process research and development assets related to the Bard Endoscopic Technologies acquisition amounting to $2.7 million and $16.4 million, respectively.

Note C - Included in other expense in the three months ended December 31, 2004 are $.7 million in acquisition related costs and $2.4 million of expense related to the termination of a product offering; Included in other expense in the twelve months ended December 31, 2004 are $1.5 million in acquisition related costs and $2.4 million of expense related to the termination of a product offering. Included in other expense in the three months ended December 31, 2005 are $.6 million in acquisition related costs, $.5 million of expense related to the termination of a product offering and $0.8 million related to a loss on an equity investment; Included in other expense for the twelve months ended December 31, 2005 are $4.1 million in acquisition related costs, $1.5 million of expense related to the termination of a product offering, $.7 million in environmental settlement costs and $.8 million related to the loss on an equity investment.

Note D - In the three months and twelve months ended December 31, 2004, we recorded $.8 million in losses on the early extinguishment of debt.

Note E - Interest expense for the twelve months ended December 31, 2004 includes $.3 million of financing costs related to the Bard Endoscopic Technologies acquisition.

CONMED News Release Continued	Page 6 of 9	February 9, 2006

CONMED CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
(in thousands)
(unaudited)

ASSETS

	December 31,
	2004	2005
Current assets:
Cash and cash equivalents	$4,189	$3,454
Accounts receivable, net	74,593	83,327
Inventories	127,935	152,428
Deferred income taxes	13,733	8,334
Other current assets	2,492	3,419
Total current assets	222,942	250,962

Property, plant and equipment, net	101,465	104,224
Goodwill and other assets, net	529,717	527,053
Other assets	18,701	16,991
Total assets	$872,825	$899,230

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$4,037	$4,208
Other current liabilities	59,024	57,924
Total current liabilities	63,061	62,132

Long-term debt	290,485	302,643
Deferred income taxes	51,433	58,001
Other long-term liabilities	19,863	23,448
Total liabilities	424,842	446,224

Shareholders' equity:
Capital accounts	226,444	202,810
Retained earnings	227,938	259,932
Accumulated other comprehensive income (loss)	(6,399)	(9,736)
Total shareholders’ equity	447,983	453,006

Total liabilities and shareholders' equity	$872,825	$899,230

CONMED News Release Continued	Page 7 of 9	February 9, 2006

CONMED CORPORATION
CONDENSED STATEMENT OF CASH FLOWS
(in thousands)
(unaudited)

	Twelve months ended
	December 31,
	2004	2005
Cash flows from operating activities:
Net income	$33,465	$31,994
Adjustments to reconcile net income
to net cash provided by operating activities:
Depreciation and amortization	26,868	30,786
Deferred income taxes	4,301	10,128
Write-off of purchased in-process research and development asset	16,400	-
Write-off of deferred financing costs	825	-
Loss on equity investment	-	794
Sale of accounts receivable	5,000	(9,000)
Other, net	(12,019)	(22,268)
Net cash provided by operating activities	74,840	42,434

Cash flow from investing activities:
Payments related to business acquisitions,
net of cash acquired	(81,645)	(372)
Purchases of property, plant, and equipment, net	(12,419)	(16,242)
Other investing activities	-	-
Net cash used in investing activities	(94,064)	(16,614)

Cash flow from financing activities:
Payments on debt	(120,069)	(30,671)
Proceeds of debt	150,000	43,000
Net proceeds from common stock issued under employee plans	15,200	16,998
Repurchase of common stock	(29,989)	(45,374)
Other, net	361	(6,287)
Net cash provided by financing activities	15,503	(22,334)

Effect of exchange rate change
on cash and cash equivalents	1,924	(4,221)

Net decrease in cash and cash equivalents	(1,797)	(735)

Cash and cash equivalents at beginning of period	5,986	4,189

Cash and cash equivalents at end of period	$4,189	$3,454

CONMED News Release Continued	Page 8 of 9	February 9, 2006

CONMED CORPORATION
RECONCILIATION OF REPORTED NET INCOME TO NET INCOME
BEFORE UNUSUAL ITEMS
(In thousands except per share amounts)
(unaudited)

	Three months ended
	December 31,
	2004	2005
Reported net income	$7,435	$2,807

Acquisition-transition related costs included
in cost of sales	4,429	1,870

Write-off of purchased in-process research and
development assets	2,700	-

Termination of product offering	2,396	450

Loss on equity investment	-	794

Other acquisition related costs	680	620

Total other expense	3,076	1,864

Loss on early extinguishment of debt	825	-

Unusual expense before income taxes	11,030	3,734

Provision (benefit) for income taxes on unusual expense	(3,805)	(1,288)

Net income before unusual items.	$14,660	$5,253

Per share data:

Reported net income
Basic	$.25	$.10
Diluted	.25	.10

Net income before unusual items
Basic	$.50	$.18
Diluted	.49	.18

Management has provided the above reconciliation of net income before unusual items as an additional measure that investors can use to compare operating performance between reporting periods. Management believes this reconciliation provides a useful presentation of operating performance.

CONMED News Release Continued	Page 9 of 9	February 9, 2006

CONMED CORPORATION
RECONCILIATION OF REPORTED NET INCOME TO NET INCOME
BEFORE UNUSUAL ITEMS
(In thousands except per share amounts)
(unaudited)

	Twelve months ended
	December 31,
	2004	2005
Reported net income	$33,465	$31,994

Acquisition-transition related costs included
in cost of sales	4,429	7,846

Write-off of purchased in-process research and
development assets	16,400	-

Termination of product offering	2,396	1,519

Environmental settlement	-	698

Loss on equity investment	-	794

Other acquisition related costs	1,547	4,108

Total other expense	3,943	7,119

Acquisition-related interest expense	360	-

Loss on early extinguishment of debt	825	-

Unusual expense before income taxes	25,957	14,965

Provision (benefit) for income taxes on unusual expense	(8,955)	(5,163)

Net income before unusual items.	$50,467	$41,796

Per share data:

Reported net income
Basic	$1.13	$1.09
Diluted	1.11	1.08

Net income before unusual items
Basic	$1.71	$1.43
Diluted	1.68	1.41

Management has provided the above reconciliation of net income before unusual items as an additional measure that investors can use to compare operating performance between reporting periods. Management believes this reconciliation provides a useful presentation of operating performance.